UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KAR Auction Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State of incorporation or organization)	(IRS Employer Identification No.)

13085 Hamilton Crossing Boulevard	46032
Carmel, Indiana	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-161907

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, of KAR Auction Services, Inc., a Delaware corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-161907), which information is incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 2, 2009	KAR Auction Services, Inc.

/s/ Rebecca C. Polak

Rebecca C. Polak
Executive Vice President and General Counsel